Exhibit 99.1

Battalion Oil Corporation Announces Second Quarter 2021 Results

HOUSTON, TEXAS – August 9, 2021 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced results of operations for the second quarter 2021.

Highlights

●	Completed and put online two new wells in Monument Draw during the quarter
●	2021 capital program largely complete – 6 wells put online at average D&C cost of ~$878 per well per foot despite increasing service costs
●	Continued success in reducing workover expense despite rising service and material prices due to 33% YTD reduction in failure rates over 2020
●	Facility upgrades in Q2 expected to reduce well downtime and increase flow assurance in 2H 2021

Management Comments

Richard Little, the Company’s CEO, commented, “The second quarter was in many ways a pivot point for Battalion. Our team did a great job continuing the trend of capital discipline as we completed and brought online two wells in our Monument Draw area. With these two wells online, our 2021 capital program is substantially complete and I’m proud to be able to say we did so while remaining under budget despite rising service costs.”

“As our 2021 capital program draws to a close, we remain focused on our future as we prepare to accelerate in 2022 and beyond. We put significant effort this quarter into upgrading our central processing facility to allow for improved flow assurance and reduced downtime across our fields. With the improvements we’ve made to our facilities, as well as the improvements made by our midstream partners, we are well positioned to have a stronger second half of the year despite the completion of our 2021 development capital program.”

“As we enter the second half of 2021, we remain optimistic. Well results from our 2021 capital program are promising, and we feel confident in our ability to execute on our long-term plan of methodically growing the company.”

Results of Operations

Average daily net production and total operating revenue during the second quarter 2021 were 15,571 barrels of oil equivalent per day (“Boepd”) (57% oil) and $64.4 million, respectively, as compared to production and revenue of 14,264 Boepd (60% oil) and $18.5 million, respectively, during the second quarter 2020. The increase in revenues in the second quarter of 2021 as compared to the second quarter 2020 is primarily attributable to an approximate $31.35 per Boe increase in average realized prices. Total production increased in the three months ended June 30, 2021, when compared to the same period in the prior year due to new production brought online as a result of our 2021 capital program as well as production from wells brought back online that were shut-in during May and June 2020 when historically low commodity prices occurred, which was partially offset by third-party processing curtailments and facility upgrades and repairs in the current year period.

Excluding the impact of hedges, Battalion realized 97% of the average NYMEX oil price during the second quarter of 2021.  Realized hedge losses totaled approximately $18.3 million during the second quarter 2021.

Lease operating and workover expense was $7.72 per Boe in the second quarter of 2021 and $8.36 per Boe in the second quarter of 2020. Adjusted G&A was $2.69 per Boe in the second quarter of 2021 compared to $2.85 per Boe in the second quarter of 2020 (see Selected Operating Data table for additional information).

The Company reported a net loss to common stockholders for the second quarter of 2021 of $33.9 million and a net loss per basic and diluted share of $2.09. After adjusting for selected items, the Company reported net income to common stockholders for the second quarter of 2021 of $0.6 million, or $0.04 per basic and diluted share (see Selected Item Review and Reconciliation for additional information).  Adjusted EBITDA during the quarter ended June 30, 2021, was $14.1 million as compared to $23.2 million during the quarter ended June 30, 2020 (see Adjusted EBITDA Reconciliation table for additional information). Adjusted EBITDA for the quarter ended June 30, 2020, included approximately $8.2 million of net proceeds from the monetization of hedge positions associated with the third quarter of 2020.

Liquidity and Balance Sheet

As of June 30, 2021, Battalion had $163.0 million of borrowings and $1.9 million of outstanding letters of credit issued under the Senior Revolving Credit Facility resulting in unused borrowing capacity of $20.1 million based on a borrowing base of $185.0 million. Total liquidity at June 30, 2021, inclusive of $1.4 million of cash and cash equivalents, was $21.5 million.

In May 2021, the Company entered into the Fourth Amendment to its Senior Secured Revolving Credit Agreement which, among other things, reduced the borrowing base to $185.0 million effective June 1, 2021, and will further reduce the borrowing base to $175.0 million effective September 1, 2021.

Operations Update

The Company completed and brought on production two wells in its Monument Draw area during the quarter which substantially concludes the 2021 capital program.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, August 10, 2021, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial +1 334-777-6979 or 800-377-9510 (toll free) a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 9932177.  The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's

Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Manager, Finance

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$51,935	$15,758	$93,205	$57,675
Natural gas	5,317	836	14,404	1,190
Natural gas liquids	6,851	1,437	11,760	6,190
Total oil, natural gas and natural gas liquids sales	64,103	18,031	119,369	65,055
Other	263	463	515	838
Total operating revenues	64,366	18,494	119,884	65,893

Operating expenses:
Production:
Lease operating	10,169	10,300	19,636	22,789
Workover and other	767	539	1,327	1,862
Taxes other than income	2,912	1,493	6,104	4,408
Gathering and other	14,331	15,228	27,502	25,775
Restructuring	—	2,162	—	2,580
General and administrative	4,031	5,270	8,858	9,126
Depletion, depreciation and accretion	11,249	14,382	21,844	32,412
Full cost ceiling impairment	—	60,107	—	60,107
Total operating expenses	43,459	109,481	85,271	159,059
Income (loss) from operations	20,907	(90,987)	34,613	(93,166)

Other income (expenses):
Net gain (loss) on derivative contracts	(53,089)	(34,761)	(98,800)	83,538
Interest expense and other	(1,747)	(1,568)	(3,117)	(3,197)
Total other income (expenses)	(54,836)	(36,329)	(101,917)	80,341
Income (loss) before income taxes	(33,929)	(127,316)	(67,304)	(12,825)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$(33,929)	$(127,316)	$(67,304)	$(12,825)

Net income (loss) per share of common stock:
Basic	$(2.09)	$(7.86)	$(4.14)	$(0.79)
Diluted	$(2.09)	$(7.86)	$(4.14)	$(0.79)
Weighted average common shares outstanding:
Basic	16,268	16,204	16,250	16,204
Diluted	16,268	16,204	16,250	16,204

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$1,458	$4,295
Accounts receivable, net	37,098	32,242
Assets from derivative contracts	1,280	8,559
Prepaids and other	2,475	2,740
Total current assets	42,311	47,836
Oil and natural gas properties (full cost method):
Evaluated	544,418	509,274
Unevaluated	75,822	75,494
Gross oil and natural gas properties	620,240	584,768
Less - accumulated depletion	(316,519)	(295,163)
Net oil and natural gas properties	303,721	289,605
Other operating property and equipment:
Other operating property and equipment	3,367	3,535
Less - accumulated depreciation	(1,206)	(1,149)
Net other operating property and equipment	2,161	2,386
Other noncurrent assets:
Assets from derivative contracts	563	4,009
Operating lease right of use assets	78	310
Other assets	2,903	2,351
Total assets	$351,737	$346,497

Current liabilities:
Accounts payable and accrued liabilities	$65,297	$58,928
Liabilities from derivative contracts	71,443	22,125
Current portion of long-term debt	2,209	1,720
Operating lease liabilities	78	403
Total current liabilities	139,027	83,176
Long-term debt	163,000	158,489
Other noncurrent liabilities:
Liabilities from derivative contracts	15,117	4,291
Asset retirement obligations	10,945	10,583
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,268,037 and 16,203,979 shares issued and outstanding as of
June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	331,117	330,123
Retained earnings (accumulated deficit)	(307,471)	(240,167)
Total stockholders' equity	23,648	89,958
Total liabilities and stockholders' equity	$351,737	$346,497

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(33,929)	$(127,316)	$(67,304)	$(12,825)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	11,249	14,382	21,844	32,412
Full cost ceiling impairment	—	60,107	—	60,107
Stock-based compensation, net	485	786	1,079	1,173
Unrealized loss (gain) on derivative contracts	34,817	67,221	70,869	(45,157)
Reorganization items, net	—	(739)	—	(5,723)
Accrued settlements on derivative contracts	2,404	5,272	6,972	349
Other income (expense)	(170)	457	(287)	464
Cash flows from operations before changes in working capital	14,856	20,170	33,173	30,800
Changes in working capital	886	10,591	(4,073)	12,304
Net cash provided by (used in) operating activities	15,742	30,761	29,100	43,104

Cash flows from investing activities:
Oil and natural gas capital expenditures	(23,801)	(43,007)	(37,593)	(91,164)
Proceeds received from sale of oil and natural gas properties	(150)	500	926	500
Funds held in escrow and other	1	—	(2)	509
Net cash provided by (used in) investing activities	(23,950)	(42,507)	(36,669)	(90,155)

Cash flows from financing activities:
Proceeds from borrowings	66,000	30,209	82,000	81,209
Repayments of borrowings	(58,000)	(19,000)	(77,000)	(44,000)
Equity issuance costs and other	(5)	—	(268)	(32)
Net cash provided by (used in) financing activities	7,995	11,209	4,732	37,177

Net increase (decrease) in cash and cash equivalents	(213)	(537)	(2,837)	(9,874)

Cash and cash equivalents at beginning of period	1,671	938	4,295	10,275
Cash and cash equivalents at end of period	$1,458	$401	$1,458	$401

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Production volumes:
Crude oil (MBbls)	805	775	1,524	1,712
Natural gas (MMcf)	2,055	1,632	4,188	4,171
Natural gas liquids (MBbls)	270	251	485	601
Total (MBoe)	1,417	1,298	2,707	3,008
Average daily production (Boe/d)	15,571	14,264	14,956	16,527

Average prices:
Crude oil (per Bbl)	$64.52	$20.33	$61.16	$33.69
Natural gas (per Mcf)	2.59	0.51	3.44	0.29
Natural gas liquids (per Bbl)	25.37	5.73	24.25	10.30
Total per Boe	45.24	13.89	44.10	21.63

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(22.55)	$40.67	$(18.13)	$21.40
Natural gas (per Mcf)	(0.06)	0.58	(0.07)	0.42
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(12.89)	25.01	(10.32)	12.76

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$41.97	$61.00	$43.03	$55.09
Natural gas (per Mcf)	2.53	1.09	3.37	0.71
Natural gas liquids (per Bbl)	25.37	5.73	24.25	10.30
Total per Boe	32.35	38.90	33.78	34.39

Average cost per Boe:
Production:
Lease operating	$7.18	$7.94	$7.25	$7.58
Workover and other	0.54	0.42	0.49	0.62
Taxes other than income	2.06	1.15	2.25	1.47
Gathering and other, as adjusted (1)	10.11	9.08	10.16	7.43
Restructuring	—	1.67	—	0.86
General and administrative, as adjusted (1)	2.69	2.85	2.95	2.08
Depletion	7.77	10.79	7.89	10.51

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.84	$4.06	$3.27	$3.03
Stock-based compensation:
Non-cash	(0.34)	(0.61)	(0.40)	(0.39)
Non-recurring professional fees and other:
Cash	0.19	(0.60)	0.08	(0.56)
General and administrative, as adjusted(2)	$2.69	$2.85	$2.95	$2.08

Gathering and other, as reported	10.11	11.73	10.16	8.57
Rig termination and stacking charges and other	—	(2.65)	—	(1.14)
Gathering and other, as adjusted(3)	$10.11	$9.08	$10.16	$7.43

Total operating costs, as reported	22.73	25.30	23.42	21.27
Total adjusting items	(0.15)	(3.86)	(0.32)	(2.09)
Total operating costs, as adjusted(4)	$22.58	$21.44	$23.10	$19.18

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring professional fees and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges and other costs. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.
(4)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
As Reported:
Net income (loss), as reported	$(33,929)	$(127,316)	$(67,304)	$(12,825)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$31,591	$66,279	$66,402	$(45,555)
Natural gas	3,226	942	4,467	398
Total mark-to-market non-cash charge	34,817	67,221	70,869	(45,157)
Full cost ceiling impairment	—	60,107	—	60,107
Restructuring	—	2,162	—	2,580
Rig termination and stacking charges	—	3,383	—	3,383
Other	(273)	828	(221)	1,734
Selected items, before income taxes	34,544	133,701	70,648	22,647
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	34,544	133,701	70,648	22,647

As Adjusted:
Net income (loss), excluding selected items (1)(2)	$615	$6,385	$3,344	$9,822

Basic net income (loss) per common share, as reported	$(2.09)	$(7.86)	$(4.14)	$(0.79)
Impact of selected items	2.13	8.25	4.35	1.40
Basic net income (loss) per common share, excluding selected items (1)(2)	$0.04	$0.39	$0.21	$0.61

Diluted net income (loss) per common share, as reported	$(2.09)	$(7.86)	$(4.14)	$(0.79)
Impact of selected items	2.13	8.25	4.34	1.40
Diluted net income (loss) per common share, excluding selected items (1)(2)(3)	$0.04	$0.39	$0.20	$0.61

Net cash provided by (used in) operating activities	$15,742	$30,761	$29,100	$43,104
Changes in working capital	(886)	(10,591)	4,073	(12,304)
Cash flows from operations before changes in working capital	14,856	20,170	33,173	30,800
Cash components of selected items	(2,677)	1,390	(7,193)	12,621
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)(2)	$12,179	$21,560	$25,980	$43,421

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	For the three and six months ended June 30, 2020, net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $16.4 million and $16.3 million, respectively, of net proceeds from hedge monetizations that occurred during the periods. For both periods, approximately $8.2 million of the net proceeds relate to the monetization of hedge positions associated with the third quarter of 2020.
(3)	The impact of selected items for the three months ended June 30, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the six months ended June 30, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income (loss), as reported	$(33,929)	$(127,316)	$(67,304)	$(12,825)
Impact of adjusting items:
Interest expense	1,838	1,842	3,334	3,556
Depletion, depreciation and accretion	11,249	14,382	21,844	32,412
Full cost ceiling impairment	—	60,107	—	60,107
Stock-based compensation	485	786	1,079	1,173
Interest income	(84)	(232)	(209)	(329)
Restructuring	—	2,162	—	2,580
(Gain) loss on sale of other assets	(2)	52	(6)	52
Unrealized loss (gain) on derivatives contracts	34,817	67,221	70,869	(45,157)
Rig termination and stacking charges	—	3,383	—	3,383
Other	(273)	828	(221)	1,734
Adjusted EBITDA(1)(2)	$14,101	$23,215	$29,386	$46,686

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	Adjusted EBITDA for the three and six months ended June 30, 2020 includes approximately $16.4 million and $16.3 million, respectively, of net proceeds from hedge monetizations that occurred during the period. For both periods, approximately $8.2 million of the net proceeds relate to the monetization of hedge positions associated with the third quarter of 2020.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net income (loss), as reported	$(33,929)	$(33,375)	$(63,757)	$(153,125)
Impact of adjusting items:
Interest expense	1,838	1,496	1,853	1,964
Depletion, depreciation and accretion	11,249	10,595	13,886	15,755
Full cost ceiling impairment	—	—	26,702	128,336
Stock-based compensation	485	594	785	620
Interest income	(84)	(125)	(171)	(273)
(Gain) loss on sale of other assets	(2)	(4)	—	—
Unrealized loss (gain) on derivatives contracts	34,817	36,052	30,172	21,128
Other(1)	(273)	52	(658)	210
Adjusted EBITDA(2)(3)	$14,101	$15,285	$8,812	$14,615

Adjusted LTM EBITDA(2)(3)	$52,813

(1)	Other adjustments to net income (loss), as reported include transaction costs and other non-recurring professional fees and costs.
(2)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	Adjusted EBITDA for the three months ended September 30, 2020 includes approximately $6.6 million of net proceeds from hedge monetizations that occurred during the period.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2020	March 31, 2020	December 31, 2019(1)	September 30, 2019

Net income (loss), as reported	$(127,316)	$114,491	$(125,826)	$(63,284)
Impact of adjusting items:
Interest expense	1,842	1,714	1,430	9,911
Depletion, depreciation and accretion	14,382	18,030	19,996	20,512
Full cost ceiling impairment	60,107	—	—	45,568
Stock-based compensation	786	387	—	(2,278)
Interest income	(232)	(97)	(128)	(13)
Reorganization items, net	—	—	118,664	1,758
Restructuring	2,162	418	1,175	3,223
(Gain) loss on sale of other assets	52	—	(6)	2
(Gain) loss on sale of Water Assets	—	—	(506)	(164)
Unrealized loss (gain) on derivatives contracts	67,221	(112,378)	18,681	(11,571)
Rig termination and stacking charges	3,383	—	—	—
Other(2)	828	906	(901)	15,276
Adjusted EBITDA(3)(4)	$23,215	$23,471	$32,579	$18,940

Adjusted LTM EBITDA(1)(3)(4)	$98,205

(1)	For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for Adjusted EBITDA for the three months ended December 31, 2019 and the Adjusted LTM EBITDA as of June 30, 2020. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provides meaningful information about Adjusted LTM EBITDA that assists a reader in understanding the Company’s financial results for the applicable periods.
(2)	Other adjustments to net income (loss), as reported includes prepetition reorganization costs and other non-recurring professional fees and costs.
(3)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(4)	Adjusted EBITDA for the three months ended June 30, 2020 includes approximately $16.4 million of net proceeds from hedge monetizations that occurred during the period. For this period, approximately $8.2 million of the net proceeds relate to the monetization of hedge positions associated with the third quarter of 2020.